SUB-ADVISORY AGREEMENT

     SUB-ADVISORY AGREEMENT (the "Agreement") made as of this 24th day of July, 2017 by and between BNP PARIBAS ASSET MANAGEMENT USA, Inc., a New York corporation with its principal place of business at 200 Park Avenue, 11(th) Floor, New York, NY 10166 (the "Adviser"), and BNP PARIBAS ASSET MANAGEMENT UK Limited, a company organized under the laws of England & Wales with its principal place of business at 5 Aldermanbury Square, London EC2V7BP (the "Sub-Adviser").

                              W I T N E S S E T H

     WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the "Board") of THE ADVISORS' INNER CIRCLE FUND III (the "Trust") on behalf of the series set forth on Schedule A to this Agreement (the "Fund") and pursuant to the provisions of the Investment Advisory Agreement dated as of February 6, 2017 between the Adviser and the Fund (the "Management Agreement"), the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Fund and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

     1.   THE SUB-ADVISER'S SERVICES.

          (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Sub-Adviser shall act as sub-investment adviser with respect to the Fund. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an investment program for such Fund assets as may be allocated by the Adviser to the Sub-Adviser (the "Assets"), consistent with the investment objectives and policies of the Fund. The Sub-Adviser shall determine, from time to time, what investments shall be purchased for the Fund and what such securities shall be held or sold by the Fund, what derivatives positions the Fund shall enter into, and what portion of the Fund's assets shall be held uninvested in cash, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), relating to the Fund, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect. To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, including but not limited to choosing banks, brokers, futures commission merchants and other counterparties, executing agreements and other documents as the Fund's agent, as well as all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding


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     the foregoing, the Sub-Adviser shall, upon written instructions from the
     Adviser, effect such portfolio transactions for the Fund as the Adviser may from time to time direct; provided however, that the Sub-Adviser shall not be responsible for any such portfolio transactions effected upon written instructions from the Adviser. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund's assets. Without limiting the generality of the foregoing, the Adviser has the authority to adhere on the Fund's behalf to the applicable International Swaps and Derivatives Association ("ISDA") over-the-counter ("OTC") derivatives transaction protocols and enter into client agency agreements or other documents that may be required to effect OTC derivatives transaction through swap execution facilities (i.e. SEFs).

          In connection with Dodd-Frank Wall Street Reform and Consumer Protection Act ("DODD-FRANK") AND European Market Infrastructure Regulation ("EMIR") compliance and compliance with any other laws or regulations adopted by a jurisdiction in which the Sub-Adviser may operate on behalf of the Fund, pursuant to the Management Agreement, the Sub-Adviser, as an affiliate of the Adviser, is authorized to provide and disclose information concerning the Fund as required by law or regulation for the purposes of satisfying applicable transaction and other reporting requirements related to Dodd-Frank, EMIR and such other laws or regulations. Pursuant to the Management Agreement, the Fund represents and warrants that it will obtain a Global Markets Entity Identifier ("GMEI") or Legal Entity Identifier ("LEI") and provide it to the Adviser or has requested and authorized the Adviser to obtain a GMEI or LEI on its behalf.

          (b) COMPLIANCE. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board or the Adviser and provided to the Sub-Adviser with reasonable notice prior to implementation. In selecting the Fund's portfolio securities and other investment and performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended or successor legislation (the "Code"), for qualification as a regulated investment company. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's full responsibility for any of the foregoing.


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          (c) PROXY VOTING. Pursuant to Board authority, the Adviser has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Adviser may delegate the authority and responsibility to vote proxies for the Fund's securities to the Sub-Adviser. So long as proxy voting authority for the Fund has been delegated to the Sub-Adviser, the Adviser shall provide such assistance to the Sub-Adviser with respect to the voting of proxies for the Fund as the Sub-Adviser may from time to time reasonably request, and the Adviser shall promptly forward to the Sub-Adviser any information or documents necessary for the Sub-Adviser to exercise its proxy voting responsibilities. The Sub-Adviser shall carry out such responsibility in accordance with any instructions that the Board or the Adviser shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act or any successor rule and its fiduciary responsibilities to the Trust. The Sub-Adviser shall provide periodic reports and keep such records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

     The Sub-Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Sub-Adviser, or the Fund's designated service provider, copies of all proxies and shareholder communications relating to securities held in the portfolio of a Fund (other than materials relating to legal proceedings against the Fund). The Sub-Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the portfolio of the Fund. The Sub-Adviser has the authority to engage a service provider on behalf of the Fund and at the Fund's expense to assist with administrative functions related to voting Fund proxies. The Trust shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Sub-Adviser in facilitating the use of a service provider. In no event shall the Sub-Adviser have any responsibility to vote proxies that are not received on a timely basis. The Trust acknowledges that the Sub-Adviser, consistent with the Sub-Adviser's written proxy voting policies and procedures, may refrain from voting a proxy if, in the Sub-Adviser's discretion, refraining from voting would be in the best interests of the Fund and its shareholders.

          (d) RECORDKEEPING. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Trust or its Board the information required to be supplied under this Agreement.

          The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to the Fund's assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, or any administrator custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be

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     available to the Adviser and the Board at any time upon reasonable request shall be delivered to the Trust upon the termination of this Agreement and shall be available without delay during any day the Trust is open for business; provided that the Sub-Adviser may make and retain copies of any such records prior to providing them to the Board of the Trust.

          (e) HOLDINGS INFORMATION AND PRICING. The Sub-Adviser shall provide regular reports regarding the Fund's holdings as reasonably requested by the Fund, and may, on its own initiative, furnish the Adviser, the Trust and its Board from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to notify the Adviser and the Board promptly if the Sub-Adviser reasonably believes that the value of any security held by a Fund, as set forth in books and records provided by the Fund to the Sub-Adviser, may not reflect fair value. The Sub-Adviser agrees to provide upon request any pricing information of which the Sub-Adviser is aware to the Adviser, Trust, its Board and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund valuation procedures for the purpose of calculating the Trust's net asset value in accordance with procedures and methods established by the Board.

          (f) COOPERATION WITH AGENTS OF THE ADVISER AND THE TRUST. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Trust and any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Adviser and the Trust with respect to such information regarding the Fund as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

          (g) CONSULTATION WITH OTHER SUB-ADVISERS. In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning transactions for the Fund, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the assets managed by the Sub-Adviser.

     2. CODE OF ETHICS. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Adviser and the Trust. The Sub-Adviser shall implement procedures reasonably designed to ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and
(ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-

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Adviser's Code of Ethics to the Adviser and the Trust's Board. The Sub-Adviser
shall respond to requests for information from the Adviser and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall notify the Adviser and the Trust as soon as reasonably practicable of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

     3. INFORMATION AND REPORTING. The Sub-Adviser shall provide the Adviser, the Trust, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Adviser and the Trust may from time to time reasonably request.

          (a) NOTIFICATION OF BREACH / COMPLIANCE REPORTS. The Sub-Adviser shall notify the Trust's Chief Compliance Officer and Adviser as soon as reasonably practicable upon detection of (i) any material failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of the Fund's or the Adviser's policies, guidelines or procedures. In addition, the Sub-Adviser shall provide a quarterly report regarding the Fund's compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's and the Adviser's policies, guidelines or procedures as applicable to the Sub-Adviser's obligations under this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to use best efforts to correct any such failure promptly and to take any action that the Board and/or the Adviser may reasonably request in connection with any such breach applicable to the Sub-Adviser's obligations under this Agreement. Upon request, the Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws or (ii) an actual change in control of the Sub-Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise reasonably expected to occur.

          (b) INSPECTION. Upon reasonable request, the Sub-Adviser agrees to make its records and premises (including the availability of the Sub-Adviser's employees for interviews) to the extent that they relate to the conduct of services provided to the Fund or the Sub-Adviser's conduct of its business as an investment adviser reasonably available for compliance audits by the Adviser or the Trust's officers, employees, accountants or counsel; in this regard, the Trust and the Adviser acknowledge that the Sub-Adviser shall have no obligation to make available proprietary information unrelated to the services provided to the Fund or any information related to other clients of the Sub-Adviser, except to the extent necessary for the Adviser to confirm the absence of any conflict of interest and compliance with any laws, rules or regulations in the management

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     of the Fund. For the avoidance of doubt, the Sub-Adviser shall not be obligated to provide information to the Adviser or the Trust's officers, employees, accountants or counsel, to the extent such information exclusively relates to another client of the Sub-Adviser.

          (c) BOARD AND FILINGS INFORMATION. The Sub-Adviser will also provide the Adviser and Trust with any information reasonably requested regarding its management of the Fund required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the Commission and the Adviser shall provide drafts of such filings for the Sub-Adviser's review with reasonable time prior to making any such filings referring to the Fund. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (d) TRANSACTION INFORMATION. The Sub-Adviser shall furnish to the Adviser and the Trust such information concerning portfolio transactions as may be necessary to enable the Adviser, Trust or their designated agents to perform such compliance testing on the Fund and the Sub-Adviser's services as the Adviser and the Trust may, in their sole discretion, determine to be appropriate. The provision of such information by the Sub-Adviser to the Adviser, Trust or their designated agents in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.

     4.   BROKERAGE.

          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of a Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

          (b) PLACEMENT OF ORDERS. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities for a Fund's account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed at all times to seek for a Fund the most favorable execution and net price available under the circumstances. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission or Commission staff interpretations thereof. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to

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     the Sub-Adviser in connection with its or its affiliates' services to other clients. For the avoidance of doubt, this Section 4(b) shall at all times be subject to the Sub-Adviser's policies and procedures relating to placement of orders, provided that all such policies are in compliance with the Investment Company Act of 1940.

          (c) AGGREGATED TRANSACTIONS. When the Sub-Adviser deems the purchase or sale of a security or futures contract or options thereon to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities or futures contracts or options thereon to be sold or purchased. In such event, the Sub-Adviser will allocate securities or futures contracts or options thereon so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances. The parties hereto recognise that each individual aggregated transaction may operate to the advantage or disadvantage of the Fund.

          (d) AFFILIATED BROKERS. The Sub-Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for a Fund, subject to: (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in a Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from a Fund for these services in addition to the Sub-Adviser's fees for services under this Agreement.

          (e) CONTRACTING AUTHORITY. The Adviser is hereby given the authority to negotiate and enter into binding agreements and contracts in the name of the Fund and on its behalf (including, but not limited to, brokerage agreements, ISDA master agreements and schedules thereto, futures agreements, clearing agreements, Master Securities Forward Transaction Agreements, other master agreements, other transaction agreements, investment transactions, confirmations of investment transactions, OTC derivatives agreements, and related documents for investment transactions and modifications thereto), and make representations (including representations regarding the purchase of securities or other assets for investment) in the Fund's name and on its behalf that the Adviser deems appropriate to carry out its duties and services hereunder.

     5. CUSTODY. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund.

     6. ALLOCATION OF CHARGES AND EXPENSES. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for a Fund's or the Adviser's expenses, including brokerage and other

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expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

     7.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) PROPERLY REGISTERED. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

          (b) ADV DISCLOSURE. The Sub-Adviser has provided the Trust with a copy of Part I of its Form ADV as most recently filed with the Commission and its Part II as most recently updated and will, promptly after filing any amendment to its Form ADV with the Commission or updating its Part II, furnish a copy of such amendments or updates to the Trust. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Trust agrees that the Sub-Adviser may provide its Form ADV in electronic form.

          (c) FUND DISCLOSURE DOCUMENTS. The Sub-Adviser has reviewed and the Adviser and Sub-Adviser will be provided with and review, the Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Fund (collectively the "Disclosure Documents") and Sub-Adviser represents and warrants that, with respect to language provided by Sub-Adviser, such Disclosure Documents contain or will contain no untrue statement of any material fact and do not and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) USE OF THE NAMES "BNP PARIBAS" OR "BNP PARIBAS ASSET MANAGEMENT USA, INC." The Sub-Adviser has the right to use the names "BNP Paribas" and "BNP PARIBAS ASSET MANAGEMENT USA, Inc." in connection with its services to the Trust. The Sub-Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Sub-Adviser or the Trust to use the names "BNP Paribas" or "BNP PARIBAS ASSET MANAGEMENT USA, Inc."



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          (e) INSURANCE. The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material adverse changes in its insurance policies or insurance coverage; or (ii) if any material claims are made on its insurance policies that could reasonably be expected to have a material adverse effect on the coverage related to its management of the Fund. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

          (f) NO DETRIMENTAL AGREEMENT. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would influence the decision of the Sub-Adviser with respect to its selection of securities for a Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

          (g) CONFLICTS. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interests of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law. For the avoidance of doubt, this Section 7(g) shall at all times be subject to the Sub-Adviser's policies and procedures relating to conflicts, provided that such policies in procedures are in compliance with the Investment Company Act of 1940.

          (h) REPRESENTATIONS. The representations and warranties in this
     Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by
     Section 3(a), whether or not specifically referenced in such report.

     8. THE NAME "BNP PARIBAS" THE NAME "BNP PARIBAS". The Adviser grants to the Trust a license to use the names "BNP Paribas"" (the "Name") as part of the name of the Fund. The foregoing authorization by the Adviser to the Trust to use the Name as part of the name of the Fund is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name; the Trust acknowledges and agrees that, as between the Trust and the Adviser, the Adviser has the right to use, or authorize others to use, the Name. The Trust shall (1) only use the Name in a manner consistent with uses approved by the Adviser; (2) use its best efforts to maintain the quality of the services offered using the Name; (3) adhere to such other specific quality control standards as the Adviser may from time to time promulgate; and (4) protect the reputation and goodwill of the Name. The Trust acknowledges that the Name and the trademark associated therewith are the valuable property of the Adviser or its affiliates. The Trust will (a) submit to the Adviser for review and preapproval prior to use any promotional materials using the Name; and (b) change the name of the Fund within one month of its receipt of the Adviser's request, or such other shorter time period as may be required under the terms of a settlement agreement or court order, so as to eliminate all reference to the Name and will not thereafter transact any business using the Name in the name of the Fund; provided, however, that to the extent required by law, the Trust may continue to use beyond such date any supplies of

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prospectuses, marketing materials and similar documents that the Trust had on the date of such name change in quantities not exceeding those historically produced and used in connection with such Fund.

     9. SUB-ADVISER'S COMPENSATION. The Adviser shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Adviser. The Fund shall have no responsibility for any fee payable to the Sub-Adviser.

     The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. The method for determining net assets of a Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

     10. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed to be an agent of the Fund, the Trust or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

     11. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

     This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

     12.  DURATION AND TERMINATION.

     This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) and unless terminated automatically as set forth in
Section 11 hereof or until terminated as follows:

          (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund, in each case upon at least 15 day's written notice to the Sub-Adviser; or

          (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

          (c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

          (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

          (e) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

     In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver the Fund's Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct (and may retain a copy of such books and records) and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser.

     13.  CERTAIN DEFINITIONS. FOR THE PURPOSES OF THIS AGREEMENT:

          (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

     14.  LIABILITY OF THE SUB-ADVISER.

          (a) The Sub-Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of statements that are included in the Fund's Disclosure Documents relating to the Sub-Adviser and its affiliates, the Fund's investment strategies and related risks and other information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved or that Sub-Adviser's overall management of the Fund will be successful. The Adviser understands that investment decisions made for the Fund by the Sub-Adviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable.

          (b) The Sub-Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of any investment made by the Sub-Adviser in contravention of: (i) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Sub-Adviser; or (ii) applicable law, including but not limited to the 1940 Act and the Code (including but not limited to the Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the
     Code) (the investments described in this subsection (b) collectively are referred to as "Improper Investments"); provided, however, that the Sub-Adviser shall not be liable for: (i) any Improper Investment made in good faith reliance upon the written advice of outside counsel to the Fund; or (ii) losses resulting from circumstances outside the Sub-Adviser's control such as changes in price or value of assets as a result of market movement or rating downgrade.

          (c) The Sub-Adviser shall indemnify and hold harmless the Adviser against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which the Adviser may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a material breach by the Sub-Adviser of this Agreement or of the representations and warranties made by the Sub-Adviser herein; (ii) any Improper Investment to the extent not made in good faith reliance on the written advice of counsel to the Fund;
     (iii) any untrue statement of a material fact contained in any Disclosure Document and supplied by the Sub-Adviser or the omission from a Disclosure Document of a material fact relating to the Sub-Adviser and its affiliates, the Fund's investment strategies and related risks and other information supplied by the Sub-Adviser for inclusion in such Disclosure Document that is required to be stated therein or necessary to make the statements therein not misleading; or (iv) the Sub-Adviser's negligent performance or non-performance of its duties hereunder; provided, however, that nothing herein shall be deemed to protect the Adviser against any liability to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in its conduct.

          (d) Pursuant to the Management Agreement, the Adviser shall indemnify and hold harmless the Trust, each affiliated person of the Trust within the meaning of Section

     2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act (any such person, an "Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a material breach by the Adviser or its affiliates of this Agreement or of the representations and warranties made by the Sub-Adviser or its affiliates herein; (ii) any Improper Investment to the extent not made in good faith reliance on the written advice of counsel to the Fund; (iii) any untrue statement of a material fact contained in any Disclosure Document and supplied by the Adviser or its affiliates or the omission from a Disclosure Document of a material fact relating to the Adviser or its affiliates, the Fund's investment strategies and related risks and other information supplied by the Adviser or its affiliates for inclusion in such Disclosure Document that is required to be stated therein or necessary to make the statements therein not misleading; or (iv) the Adviser's or its affiliates' negligent performance or non-performance of their respective duties hereunder; provided, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

     15. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     16. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities.

     17. CHANGE IN THE ADVISER'S OWNERSHIP. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

     18.  DATA PROTECTION.

          (a) In the performance this Agreement, each party hereto (for the purposes of this Clause 18, the "Receiving Party") may collect personal data regarding natural persons employed by the other party and so will act as data controller (and in certain circumstances, data processor) within the meaning of the applicable laws regarding data protection, if any. The other party (for the purposes of this Clause 18, the "Disclosing Party") hereby consents to the processing and use by the Receiving Party and its (or their) agents and affiliates of personal data (as defined in the applicable laws regarding data protection, if any) received under this Agreement, which may include the transfer of such data out of the European Economic Area. Such data may also be used by the Receiving Party and its (or their) agents and affiliates to manage the relationship between the parties, to make calculations and payments, to make risk evaluations, for security purposes or the fight against money laundering and terrorist financing, to update its records, to comply with legal and regulatory requirements and to advise the Disclosing Party of other products and services, unless has been instructed otherwise. A party providing personal data undertakes to supply it in accordance with the provisions of the applicable laws regarding data protection, if any. Personal data may include names, professional e-mail addresses, professional telephone numbers and specimen signatures.

          (b) Each party will take appropriate technical and organisational security measures and procure that it and any of its sub-contractors shall take such measures, against unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, such personal data supplied to it under this Agreement in accordance with all applicable laws regarding data protection.

     19. TRACK RECORD. Further, for the avoidance of doubt, the Sub-Adviser shall be entitled to retain a copy and use records of each of its transactions and other records pertaining to the Fund as are necessary to support any such uses of the investment performance and track record.

     20. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware and the Sub-Adviser consents to the jurisdiction of courts, both state and federal, in Delaware, with respect to any dispute under this Agreement.

     21. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

     22. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

BNP PARIBAS ASSET MANAGEMENT USA, INC.

By: /s/ Robin Meister
    -----------------------------------
Name: Robin Meister
Title: Chief Legal & Compliance Officer


BNP PARIBAS ASSET MANAGEMENT UK LIMITED

By: /s/ Alicia Lovejoy
    -----------------------------------
Name: Alicia Lovejoy
Title: UK CFO

By: /s/ Iain Heaps
    -----------------------------------
Name: Iain Heaps
Title: Deputy UK CFO

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                          DATED JULY 24, 2017 BETWEEN
                     BNP PARIBAS ASSET MANAGEMENT USA, INC.
                                      AND
                    BNP PARIBAS ASSET MANAGEMENT UK LIMITED

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:

FUND                                                                  RATE
--------------------------------------------------------------------------------
BNP Paribas AM Emerging Market Total Return Fixed Income Fund         0.36%